UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒              Definitive Proxy Statement

☐              Definitive Additional Materials

☐              Soliciting Material Pursuant to §240.14a-12

Superior Group of Companies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Superior Group of Companies, Inc. 200 Central Avenue, Suite 2000 St. Petersburg, Florida 33701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2024

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR GROUP OF COMPANIES, INC. (the "Company") will be held on May 9, 2024 at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. In order to attend the Annual Meeting, please follow the instructions in the section titled “Virtual Meeting” on page 1 of the accompanying proxy statement.

1.	To elect seven (7) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified; and

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 14, 2024 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the virtual meeting. Whether or not you plan to attend the virtual meeting, please cast your votes as instructed on your proxy card or voting instruction form as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

St. Petersburg, Florida, March 25, 2024	JORDAN M. ALPERT
Secretary

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK,

DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

THANK YOU.

SUPERIOR GROUP OF COMPANIES, INC.

200 Central Avenue, Suite 2000

St. Petersburg, Florida 33701

PROXY STATEMENT FOR 2024

ANNUAL MEETING OF SHAREHOLDERS

This proxy statement and the accompanying form of proxy are first being sent to the shareholders of Superior Group of Companies, Inc. (the “Company,” “we,” “our,” and “us”) on or about March 25, 2024 in connection with the solicitation by our Board of Directors (“Board” or “Board of Directors”) of proxies to be used at our 2024 annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held on Friday, May 9, 2024 at 12:00 p.m. Eastern Time.

The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. In order to attend the Annual Meeting, please follow the instructions in the section titled “Virtual Meeting” below.

Our Board of Directors has designated Michael Benstock and Michael W. Koempel, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

If you sign and return the accompanying form of proxy, you may nevertheless revoke it at any time before it is exercised by (1) giving timely written notice to our Secretary, (2) timely delivering a later dated proxy, or (3) attending the Annual Meeting and voting electronically as described below. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. Proxies will be tabulated by Alliance Advisors.

If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies may be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have been properly revoked or withdrawn).

The close of business on March 14, 2024 has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). As of March 14, 2024, 16,709,591 shares of the Company's common stock, par value $.001 per share (the “Company’s common stock”), were issued and outstanding.

Each shareholder will be entitled to one vote for each share of Company’s common stock registered in its name on the books of the Company on the close of business on the Record Date for the Annual Meeting on all matters that come before the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are again pleased to take advantage of Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet. We believe this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our Annual Meeting.

On or about March 25, 2024, we are providing our beneficial shareholders with a notice containing instructions on how to access our proxy statement and annual report and how to vote online.

All other shareholders will continue to receive a paper copy of the proxy statement, proxy card and annual report by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and annual report if you only received a notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet for future annual meetings if you received them by mail this year.

VIRTUAL MEETING

The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. We have chosen to hold the Annual Meeting virtually for many reasons, including that the format enables more shareholders and invited guests to attend the meeting, adds efficiency to the flow of the meeting, increases the ability of shareholders to engage with us, eliminates certain costs to the Company, and reduces the environmental impact of the annual shareholders meeting.

Both shareholders of record and “street name” shareholders will need to register to be able to attend the Annual Meeting via live audio webcast, submit their question during the meeting and vote their shares electronically at the meeting by following the instructions below.

If you are a shareholder of record, you must proceed as follows:

●

Follow the instructions provided on your proxy card to register at http://www.viewproxy.com/superiorgroupofcompanies/2024/htype.asp by 11:59 p.m. Eastern Time on May 6, 2024. You will need to enter your name, phone number, and email address as part of the registration.

●	Assuming proper registration, you will next receive an email confirming your registration, the link to attend the Annual Meeting and the password you will need to access the Annual Meeting.
●

On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmation.

●

If you wish to vote your shares electronically at the Annual Meeting, you will need to visit http://www.AALvote.com/SGC  during the Annual Meeting while the polls are open (you will need the virtual control number included on your proxy card).

If you are a “street name” shareholder, you must proceed as follows:

●	Obtain a legal proxy from your broker, bank or other nominee.
●

You must register at http://www.viewproxy.com/superiorgroupofcompanies/2024/htype.asp by 11:59 p.m. Eastern Time on May 6, 2024. You will need to enter your name, phone number, and email address as part of the registration.

o

If you wish to vote your shares electronically at the Annual Meeting, you will also need to provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration.

o	If you do not provide a copy of the legal proxy as specified above, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting.
●

You will next receive an email confirming your registration, your virtual control number (if applicable), the link to attend the Annual Meeting and the password you will need to access the Annual Meeting.

●

On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmation.

●

If you wish to vote your shares electronically at the Annual Meeting, you will need to visit http://www.AALvote.com/SGC  during the Annual Meeting while the polls are open (you will need the virtual control number you received via email in your registration confirmation).

Further instructions on how to attend the Annual Meeting via live audio webcast, including how to vote your shares electronically at the Annual Meeting, are posted on http://www.viewproxy.com/superiorgroupofcompanies/2024/htype.asp under “Frequently Asked Questions (FAQ)”. If you would like to ask a question during the Annual Meeting, you will have the opportunity to type your question into the questions/comment box on the virtual meeting screen. The Annual Meeting live audio webcast will begin promptly at 12:00 p.m. Eastern Time on May 9, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Eastern Time and you should allow ample time for the check-in procedures.

INTERNET ACCESS OR ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you have previously signed up to receive shareholder materials, including proxy statements and annual reports by mail, you may choose to receive these materials by accessing the Internet in the future, which can help us achieve a substantial reduction in our printing and mailing costs as well as be environmentally friendly. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a notice when the proxy materials and annual report are available over the Internet.

Your election to receive your proxy materials by accessing the Internet will remain in effect for all future shareholder meetings unless you timely revoke it before the next shareholders’ meeting by contacting Melinda Barreiro at our offices at 200 Central Avenue, Suite 2000, St. Petersburg, Florida 33701, phone: (727) 397-9611, ext. 1523.

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for delivery of proxy materials in the future by contacting your broker.

HOUSEHOLDING

The Securities and Exchange Commission’s rules permit us to deliver a single set of annual meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice or proxy statement and annual report, as applicable, to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice, proxy statement or annual report, as applicable, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice, proxy statement or annual report (with respect to the Annual Meeting or in the future), contact Melinda Barreiro at our offices at 200 Central Avenue, Suite 2000, St. Petersburg, Florida 33701, phone: (727) 397-9611, ext. 1523.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future notices, proxy statements or annual reports for your household, please contact Melinda Barreiro at our offices at 200 Central Avenue, Suite 2000, St. Petersburg, Florida 33701, phone: (727) 397-9611, ext. 1523.

VOTING SECURITIES

Quorum; Broker Non-Votes

The Company’s Bylaws provide that the holders of a majority of the shares of the Company’s common stock issued and outstanding on the Record Date and entitled to vote must be present virtually or by proxy at the Annual Meeting in order to have a quorum for the transaction of business. Abstentions will be counted as present for purposes of determining the presence of a quorum. Shares held by brokers, banks or other nominees for beneficial owners (which we refer to as “brokers”) will also be counted as present for purposes of determining whether a quorum is present if the broker has the discretion to vote on at least one of the matters presented, even though the broker does not have discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner. As used in this proxy statement, a “broker non-vote” occurs on a matter when a broker is not permitted to exercise voting power in the absence of voting instructions and does not receive voting instructions with respect to that matter. Brokers have discretionary voting power with respect to the ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for 2024.

Votes Required

For Proposal 1, if a quorum is present, the seven (7) nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Abstentions and broker non-votes will not affect the outcome of the vote on such proposal.

The approval of Proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In order to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024, abstentions will be disregarded and will not be counted as votes for or against such proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a shareholder’s failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of the auditor ratification proposal.

Your broker will NOT be able to vote your shares with respect to Proposal 1 if you have not provided voting instructions to your broker. We strongly encourage you to complete and submit your proxy card and exercise your right to vote as a shareholder.

ELECTION OF DIRECTORS (Proposal 1)

The Bylaws set the size of the Board of Directors at not less than three (3) nor more than nine (9) members. The size of the Board of Directors is currently set at seven (7) members beginning on the date of the Annual Meeting. As described below, the Board of Directors is nominating seven (7) Directors to be elected at the Annual Meeting. Directors generally hold their positions until the Annual Meeting at which time their term expires and their respective successors are duly elected and qualified.

The Board of Directors recommends that seven (7) Directors be elected at the Annual Meeting to hold office until the Company's Annual Meeting in 2025 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. The persons designated as nominees for election as Director to serve the term described above are Michael Benstock, Paul Mellini, Todd Siegel, Venita Fields, Loreen Spencer, Susan Lattmann, and Andrew D. Demott, Jr. See “Management - Directors and Executive Officers” for further information on such nominees. Current Director Robin M. Hensley is not standing for re-election at the Annual Meeting. In the event any of the nominees should be unable to serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

Shareholders may vote for up to seven (7) nominees and the seven (7) nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

The Board of Directors recommends a vote “FOR” each of the nominees.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s director-nominees and executive officers as of March 14, 2024 and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position

Michael Benstock	68	President, Chief Executive Officer, Chairman of the Board, and a member of the Executive* Committee
Paul Mellini	71	Lead Director and a member of the Audit, Corporate Governance, Nominating & Ethics, Compensation*, Executive, and Capital Committees
Todd Siegel	65	Director and a member of Corporate Governance, Nominating & Ethics*, Compensation, and Capital Committees
Venita Fields	70	Director and a member of the Audit, Corporate Governance, Nominating & Ethics, and Capital* Committees
Loreen Spencer	58	Director and member of the Audit Committee+
Susan Lattmann	56	Director and member of the Corporate Governance, Nominating & Ethics Committee
Andrew D. Demott, Jr.	60	Director and a member of the Executive Committee++
Michael W. Koempel	54	Chief Financial Officer
Philip Koosed	41	Chief Strategy Officer+++
Jordan M. Alpert	47	Chief Legal Officer and Secretary
Dominic Leide	48	President, The Office Gurus
Jake Himelstein	41	President, Branded Products
Catherine Beldotti Donlan	56	President, Superior Uniform Group Healthcare

		*Chairperson of the Committee

+Ms. Spencer is expected to become the Chairperson of the Audit Committee on May 9, 2024.

++Mr. Demott retired as Chief Operating Officer of the Company effective March 31, 2023.

+++Mr. Koosed will be resigning from the Company, effective April 19, 2024.

The following includes information about the skills, qualities, experience and attributes of each of the director-nominees and executive officers of the Company:

Michael Benstock has served as President and Chief Executive Officer of the Company since October 24, 2003. Prior to that, Mr. Benstock served as Co-President of the Company from May 1, 1992 until October 24, 2003, and Executive Vice President of the Company prior to that. Mr. Benstock has served as Chairman of the Board since February 2023 and a Director of the Company since 1985. He also served as a director of USAmeriBank from 2007 to December 31, 2017 and chair of its audit committee from 2014 to December 31, 2017, at which time USAmeriBank was acquired by Valley National Bank. Mr. Benstock is a Trustee of the Committee for Economic Development of The Conference Board and sits on its Workforce Committee. Mr. Benstock’s long employment history with the Company, including more than 30 years as an executive officer, significant contributions on the Board of the Company, and other board experience are the primary reasons for his nomination for re-election.

Paul Mellini has been a Director of the Company since May 7, 2004. Mr. Mellini currently serves as president of Paulucci International, managing partner of PAR 3 Holdings, LLC, and a board member and managing director of two family foundations. He is also the Trustee and personal representative of various entities and oversees assets in excess of $150 million. He previously served as a board member of Republic Bank, Inc. from February 21, 2019 until October 25, 2019, and a board member and president of Luigino’s International from January 2017 until December 2019. He also was a board member (treasurer) of the Economic Development Association of Citrus County and board member (treasurer) of Main Street, Crystal River until December 31, 2016. Mr. Mellini was chief executive officer and president of Nature Coast Bank in Citrus County, Florida from March 7, 2005 until January 1, 2017, chief executive officer and president of Premier Community Bank of Florida and Premier Community Bank of South Florida from January 2002 until August 2004 and chief executive officer and president of PCB Bancorp Inc. from January 2003 until August 2004. Prior thereto, he was regional president of First Union Bank of the Greater Bay Area from April 1995 to December 2001. Mr. Mellini’s tenure and significant contributions on the Board of the Company and his extensive experience as a chief executive are the primary reasons for his nomination for re-election.

Todd Siegel has been a Director of the Company since February 7, 2014. He is currently the CEO of Centered Solutions, LLC, an international provider of pharmacy workflow software, supply chain integration and automation for the centralization of medication dispensing. He also operates Centered Solutions, Inc., which consults for small businesses, invests in business opportunities, and assists private equity firms in finding businesses to purchase. He served as president and chief executive officer of MTS Medication Technologies, Inc. from approximately 1992 to 2012, chairman from approximately 1992 to 2009 and a director from approximately 1986 to 2012. MTS Medication Technologies was a publicly-held company through December 2009. Mr. Siegel previously served at MTS Medication Technologies in other capacities, including executive vice president, vice president of sales and marketing and corporate secretary. MTS Medication Technologies manufactures and markets pharmaceutical packaging automation and the related consumable supplies. Prior to his tenure with MTS Medication Technologies, Mr. Siegel was an account executive for AMI Diagnostic Service, a diagnostic imaging company, and held sales and national sales management positions with Chamberlin Corporation, a pharmaceutical manufacturer. Mr. Siegel’s extensive experience as chief executive, chairman, and director of a publicly-held company are the primary reasons for his nomination for re-election.

Venita Fields has been a director of the Company since January 31, 2019. She is a partner and a member of the investment committee of Pelham S2K Managers, LLC, which provides junior capital and private equity investments for privately held middle market companies, having served in that capacity since 2016. She previously was with Smith Whiley & Company from 1998-2015, during which she last served as a partner and senior managing director; Bank of America from 1989-1998, during which she last served as a senior vice president; Citicorp North America from 1984-1989, where she managed an investments origination team; and Continental Illinois National Bank in Chicago from 1980-1984. Ms. Fields currently is a director of IMA Financial Group, and Lifespace Communities, Inc. She also currently serves on the not-for-profit boards of The Moran Center for Youth Advocacy, The Ravinia Festival Association and Chatham Hall School for Girls. Ms. Fields’s extensive experience as an executive and director are the primary reasons for her nomination for re-election.

Loreen Spencer is a Certified Public Accountant, and from 1987 until her retirement in 2016, was an Audit Partner for Deloitte & Touche LLP, where audit clients included Florida-based companies. Since 2017, Ms. Spencer has served on the board of directors and the audit & risk committee of Raymond James Bank, a subsidiary of Raymond James Financial, Inc., which is a New York Stock Exchange-listed financial services company. Since 2020, Ms. Spencer has served on the board of directors and is the audit committee chair of Typ Tap Insurance Group, Inc., a technology-driven insurance company. Ms. Spencer previously served on the board of directors and the audit and compensation committees of HCI Group, Inc., a New York Stock Exchange-listed company. Ms. Spencer is a founding board member and since 2002 has been board chair of the Gift of Adoption Florida Chapter. In 2015, she was recognized by the U.S. Congress as a Congressional Coalition on Adoption Institute “Angel in Adoption.” Also in 2015, she was recognized by the Tampa Lightning Foundation as a Tampa Bay Lightning Community Hero. Ms. Spencer served from 1998 to 2016 on the Goodwill Industries Suncoast Inc. board (two years as chair), from 2011 to 2016 on the St. John’s Episcopal Parish Day School Board of Trustees, and from 2000 to 2014 on the University of Florida Fisher School of Accounting Advisory Board. She earned both her Bachelor of Science, with a major in Accounting, and Master of Accounting from the University of Florida. Our Corporate Governance, Nominating & Ethics Committee nominated Ms. Spencer at the recommendation of a non-management director. Ms. Spencer brings considerable business, accounting and financial experience to the Board. Her education, knowledge and experience as an auditor and her ability to analyze financial information enhances the Board’s oversight of the Company’s business operations, financial disclosure, external auditors and the effectiveness of our internal controls. These are the primary reasons for her nomination for election.

Susan Lattmann has been the chief financial officer for The Row, an international luxury apparel retailer, since July 2021. Previously, she worked for Bed Bath & Beyond Inc., a Nasdaq-traded company, from August 1996 to December 2019, where she held several roles, including chief financial officer (2014-2018) and chief administrative officer (2018-2019). She began her professional career with Arthur Andersen LLP. Ms. Lattmann has served on the board of directors of Aterian. Inc., a Nasdaq-traded technology-enabled consumer products company, since February 2022 where she is the chair of the audit committee, the board of directors of Landsea Homes Corporation, a Nasdaq-traded national residential home builder, from December 2021 through May 2023, where she was the co-chair of the compensation committee, the board of directors of Farmer Focus, a private organic chicken company, since November 2021, where she is the chair of the audit committee, and on the board of directors of ArcTrust III, a private growth and income real estate investment trust, since November 2020. Ms. Lattmann received her Bachelor of Science degree with honors from Bucknell University and is a Certified Public Accountant. Our Corporate Governance, Nominating & Ethics Committee nominated Ms. Lattmann at the recommendation of a non-management director. Ms. Lattmann brings considerable business, accounting and financial experience to the Board. Her education, knowledge and experience as a chief financial officer and chief administrative officer and her ability to analyze financial information enhances the Board’s oversight of the Company’s business operations and financial disclosure. These are the primary reasons for her nomination for election.

Andrew D. Demott, Jr., who retired as an employee of the Company effective March 31, 2023, served as Chief Operating Officer from May 1, 2015 through March 31, 2023, Chief Financial Officer and Treasurer of the Company from May 5, 2010 until August 3, 2018 and March 2020 through May 2022, Senior Vice President, Chief Financial Officer and Treasurer of the Company from February 8, 2002 until May 5, 2010, and Vice President, Chief Financial Officer and Treasurer of the Company from June 15, 1998 until February 8, 2002. He also served as the Company’s Secretary from July 31, 1998 through June 14, 2002. Mr. Demott has served as a Director of the Company since 2018. Before joining the Company, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995 and, prior to that, an Audit Manager with Deloitte & Touche LLP since September 1992. Mr. Demott’s long employment history and vast experience with the Company, including as a director and chief financial and chief operating officers, are the primary reasons for his nomination for re-election.

Michael W. Koempel has served as Chief Financial Officer of the Company since May 2022, when he joined the Company. Prior to joining the Company he was chief operating officer of IT’SUGAR® from June 2021 to May 2022. Prior to that, Mr. Koempel served as Chief Operating Officer of Victoria’s Secret Lingerie from April 2017 to August 2020 and Chief Financial Officer of Mast Global (L Brands) from February 2007 to March 2017. From 1998 to 2007, Mr. Koempel served in various financial positions at L Brands, including Vice President of Corporate Finance and Financial Reporting. Mr. Koempel began his career at Arthur Andersen from 1991 to 1998, holds a Bachelor of Business Administration from the University of Dayton and is a Certified Public Accountant (currently inactive).

Philip Koosed has served as Chief Strategy Officer of the Company since July 2, 2021. Prior to that, he served as the President of BAMKO, LLC, a subsidiary of the Company, since substantially all of the assets of BAMKO, Inc. were acquired by the Company effective March 1, 2016. Mr. Koosed was the co-founder of and served as chief executive officer of BAMKO, Inc. from its inception in 1999 until March 1, 2016. Mr. Koosed co-founded BAMKO while an undergraduate business student at the University of Southern California. Mr. Koosed will be resigning from the Company effective April 19, 2024.

Jordan M. Alpert has served as Chief Legal Officer since February 12, 2024. Prior to that he served as Senior Vice President, General Counsel and Secretary of the Company from August 3, 2018 until February 12, 2024, Vice President, General Counsel and Secretary of the Company from November 7, 2011 until August 3, 2018, Secretary since May 6, 2011 and General Counsel since March 28, 2011. Mr. Alpert previously held the position of general counsel for Grand Army Entertainment, LLC during 2010. He also was an attorney with the firms Grais & Ellsworth LLP and Willkie, Farr & Gallagher LLP during 2001-2011. Mr. Alpert has been granted Authorized House Counsel status for the Company by the State of Florida. He is admitted to the New York Bar, Southern District of New York, and Eastern District of New York.

Dominic Leide has served as the President of The Office Gurus division, which is comprised of multiple subsidiaries of the Company, since 2014. Prior to that, he served as Managing Director of The Office Gurus since 2010 and Vice President of Administration and Customer Support of the Company from May 5, 2009 to 2018. Prior to that, he served as U.S. Manager of near-shore operations of the Company since 2008, Director of Customer Excellence of the Company since 2007, and Manager of Special Projects of the Company since 2006.

Jake Himelstein has served as the President of the Branded Products segment of the Company since it was formed during the second quarter of 2022. Prior to that he served as President of BAMKO, LLC (which is a part of the Branded Products segment) since July 2, 2021. Prior to that, he served as BAMKO’s Chief Operating Officer and Chief Financial Officer since substantially all of the assets of BAMKO, Inc. were acquired by the Company effective March 1, 2016. Mr. Himelstein also served as the Chief Financial Officer of BAMKO from June 3, 2013 until March 1, 2016. Prior to his time at BAMKO, Mr. Himelstein spent over 9 years at Deloitte in a variety of capacities, including audit and mergers/acquisitions. Mr. Himelstein is a Certified Public Accountant in the state of California and has undergraduate degrees in Business and Accounting from the University of Southern California.

Catherine Beldotti Donlan has served as the President of the Company’s Superior Uniform Group Healthcare division since May 2022. Most recently before that, Ms. Beldotti Donlan was the principal of her own consulting firm from 2020-2022 and served as General Manager and Senior Vice President of Retail for Innocor, a Bain Capital Private Equity company from 2018-2020. Prior to that, Ms. Beldotti Donlan held roles General Manager North America for Converse and VP of Sales, from 2010-2017, Director of Strategic Accounts for Puma from 2006-2009, General Manager of Ryka from 2000 - 2006, and multiple management roles at Reebok from 1993-2000.

BOARD LEADERSHIP STRUCTURE AND RISK MANAGEMENT

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairperson of the Board should be separate and, if they are to be separate, whether the Chairperson of the Board should be selected from the independent Directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.

For many years, the roles of Chief Executive Officer and Chairperson at the Company were held by different persons. After the Company’s then-Chairperson, Sidney Kirschner, passed away in February 2023, the Board unanimously appointed Michael Benstock, the Company’s Chief Executive Officer, to serve as the Chairperson of the Board. The Board furthermore adopted a Lead Director charter for the Company and delegated to the Company’s independent Directors full authority to elect, from among their members, a Lead Director. The independent Directors unanimously elected Paul Mellini to the newly-created position of Lead Director.

The Board of Directors believes this new structure is the most appropriate structure for the Company at this time because it makes the best use of both individuals’ skills and experiences. The Lead Director will be elected from time to time by a majority of the independent Directors of the Board and has the following responsibilities, as more fully described in the Lead Director charter:

1.	To call, set agendas for and preside over all executive meetings of independent Directors and report to the Board, as appropriate, concerning such meetings.

2.

To preside at Board meetings in the absence of the Chair and CEO (it being understood that such role fulfills the role of President solely at such meetings for purposes of Section 5.3 of the Company’s Bylaws).

3.	To review Board agendas in collaboration with the Chair and CEO and recommend matters for the Board to consider and information to be provided to the Board.

4.	To review the Board meeting schedule in collaboration with the Chair and CEO.

5.

To serve as a liaison and supplemental channel of communication between independent Directors, on the one hand, and the Chair and CEO, on the other hand, without inhibiting direct communications between the Chair and CEO, on the one hand, and other Directors, on the other hand.

6.	To consult with major stockholders as requested.

7.	To lead the annual Board and Committee evaluation process.

8.	To advise the Chair concerning the retention of advisors and consultants who report directly to the Board.

9.	Such other duties and responsibilities as the Board may assign by resolution.

Risk Oversight

Like other companies, we face a variety of enterprise risks, including financial risk (credit risk and liquidity risk), operational risk and strategic risk. Our Board is ultimately responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile, and monitoring how the Company addresses certain risks. The Board implements its risk oversight function both as a whole and through delegation to Board committees.

Our Audit Committee has the responsibility to consider and discuss our major financial exposures and the steps our management has taken to monitor and control these exposures. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Corporate Governance, Nominating & Ethics Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct, and cybersecurity risk. Our Corporate Governance, Nominating & Ethics Committee receives quarterly reports from executive management about the prevention, detection, mitigation, and remediation of cybersecurity incidents, with the Board receiving at least an annual report. Additionally, we have internal escalation processes in place to report and update the Board (or appropriate committee) about the occurrence of a cybersecurity incident. Our Corporate Governance, Nominating & Ethics Committee also regularly reviews the Company’s approach to sustainability- and social-related risks and opportunities, including reports about the activities of and decisions made by the Company’s Environmental, Social and Governance (ESG) Council. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Capital Committee assesses and monitors whether our proposed and actual capital expenditures expose the Company to excessive risk. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.

In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company’s risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company, and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Board regularly receives reports from officers and other management employees on particular risks to the Company and reviews the Company’s strategic plan. It also, as needed, solicits advice from external experts and third-party resources.

The Board strives to generate serious and thoughtful attention to the Company’s risk management process and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks

Code of Business and Ethical Conduct

The Company has adopted a Code of Business and Ethical Conduct, which sets forth the guiding principles and rules of behavior by which we operate our Company and conduct our daily business with our customers, vendors, shareholders and employees. This Code applies to all of the directors, officers (including the Company's principal executive officer, principal financial officer and controller) and employees of the Company.

The purpose of the Code of Business and Ethical Conduct is to promote honest and ethical conduct and compliance with the law. The law in many cases is about what we can do; what is legally permissible. We consider it important to focus on what we should do and what ethical principles we should embrace in guiding our behavior to engender trust and loyalty within our work forces and with all our key stakeholders, customers, suppliers, dealers and investors. The Code of Business and Ethical Conduct can be found on our website at www.superiorgroupofcompanies.com under Investors. We will post any amendments to the Code of Business and Ethical Conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or NASDAQ, on such website. We will provide a copy of the Code of Business and Ethical Conduct to anyone without charge upon written request addressed to the Secretary of the Company at the Company’s headquarters.

Insider Trading Policy and Prohibition of Hedging Activities

The Company has adopted an insider trading policy that sets forth the guiding principles and rules with respect to trading in the Company’s securities and the securities of other publicly traded companies. This policy applies to all directors, officers (including the Company's principal executive officer, principal financial officer and controller) and employees of the Company.

Our insider trading policy prohibits our directors, officers, and employees, and each of their related persons, from entering into hedging or other short-term, speculative transactions in or related to the Company’s securities.

Shareholder Engagement

The Company is dedicated to fostering meaningful dialogue and engagement with its shareholders throughout the year. Quarterly, we host conference calls that are open to the public that provide comprehensive financial and operational performance reviews, and which typically are followed by individual discussions with the Company’s analysts and larger shareholders. Management also participates in broker-sponsored investor conferences, some of which are virtual. During 2023, we attended 10 such conferences during which management hosted investor meetings and delivered presentations to a broader audience; 7 of these conferences were webcast to the investment community. Our commitment to shareholders extends to additional activities, such as non-deal roadshows (NDRs), of which the Company hosted 3 during 2023, and promptly responding to inbound investor queries. In 2023, our efforts resulted in more than 120 investor interactions, exclusive of quarterly conference call attendance, demonstrating the Company’s dedication to transparency and accountability.

DIRECTOR COMMITTEES AND MEETINGS

The Board of Directors held five (5) meetings during 2023. In 2023, each Director who was a Director in 2023 attended at least 75% of all meetings of the Board and of each committee of which he/she was a member during the period that person was a Director, other than Mr. Kirschner who passed away in February 2023. The Company expects all members of the Board to attend the Company’s annual meeting of shareholders barring other significant commitments or special circumstances. All of the Company’s Board members who were directors at the time attended the Company’s 2023 annual meeting of shareholders.

The Board has a standing Audit Committee; Capital Committee; Compensation Committee; Corporate Governance, Nominating & Ethics Committee; and Executive Committee.

The Board has determined that Mr. Paul Mellini, Mr. Todd Siegel, Ms. Venita Fields, Ms. Loreen Spencer, and Ms. Susan Lattmann are independent, as that term is defined by the applicable rules of the Securities and Exchange Commission and The NASDAQ Stock Market LLC® (“NASDAQ”). The Board has further determined that all members of the Audit, Compensation, and Corporate Governance, Nominating & Ethics Committees are independent and satisfy the relevant Securities and Exchange Commission and NASDAQ independence requirements and other requirements for members of such committees.

The Board conducts an annual self-evaluation and an annual evaluation of the Audit Committee.

Audit Committee

The current members of the Audit Committee are Ms. Robin Hensley, Chairperson, Mr. Paul Mellini, Ms. Venita Fields, and Ms. Loreen Spencer. Ms. Hensley has announced that she will be retiring and not standing for re-election to the Board. Ms. Spencer is expected to become the new Chairperson. The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board of Directors in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by NASDAQ listing standards applicable to audit committee members. The Board has also determined that Robin Hensley and Loreen Spencer each qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee met six (6) times during 2023. The Audit Committee has a charter, which may be found on our website at www.superiorgroupofcompanies.com under Investors.

The Audit Committee conducts an annual self-evaluation.

Compensation Committee

The current members of the Compensation Committee are Messrs. Paul Mellini, Chairperson, and Todd Siegel. The Board of Directors has determined that each member of the Compensation Committee is independent as defined by NASDAQ listing standards applicable to compensation committee members. The Compensation Committee met three (3) times during 2023. The Compensation Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The duties and responsibilities of the Compensation Committee include to:

●	determine and approve the compensation of the Company's Chief Executive Officer;
●	make recommendations to the Board with respect to executive compensation for executive officers other than the Chief Executive Officer;
●	review, approve, and administer incentive compensation plans and equity-based plans for executive officers and certain other employees of the Company;
●

review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk; and

●	report regularly to the Board regarding its actions and make recommendations to the Board as appropriate.

Under its charter, the Compensation Committee may form and delegate any of its responsibilities to subcommittees, which in turn must consist of at least 2 members of the Compensation Committee.

For information regarding the Compensation Committee’s processes and procedures for determining executive and director compensation, please see Executive Compensation, as well as the footnotes to the Summary Compensation Table and Director Compensation for 2023 in the sections entitled “Executive Compensation” and “Director Compensation” below.

The Compensation Committee conducts an annual self-evaluation.

Corporate Governance, Nominating & Ethics Committee

The current members of the Corporate Governance, Nominating & Ethics Committee are Mr. Todd Siegel, Chairperson, Mr. Paul Mellini, Ms. Venita Fields, and Ms. Susan Lattmann. The Board of Directors has determined that each member of the Corporate Governance, Nominating & Ethics Committee is independent as defined by NASDAQ listing standards applicable to directors generally.

The Corporate Governance, Nominating & Ethics Committee develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company. It also assists in identifying qualified individuals to become directors and recommends to the Board candidates for all director positions to be filled by the Board or by shareholders of the Company. The Board has tasked the Committee with primary oversight over the Company’s environmental, social and governance (ESG) activities. The Corporate Governance, Nominating & Ethics Committee met nine (9) times during 2023. The Corporate Governance, Nominating & Ethics Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The Corporate Governance, Nominating & Ethics Committee has recommended the candidates to be nominated to stand for election to the Board of Directors at the Annual Meeting.

The Corporate Governance, Nominating & Ethics Committee conducts an annual self-evaluation.

Capital Committee

The current members of the Capital Committee are Ms. Venita Fields, Chairperson, and Messrs. Todd Siegel and Paul Mellini, all of whom are independent as defined by NASDAQ listing standards applicable to directors generally.

The Capital Committee carries out the capital-related responsibilities delegated by the Board. It also reviews and recommends to the Board policy regarding dividends and share repurchase. The Capital Committee met five (5) times during 2023. The Capital Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The Capital Committee conducts an annual self-evaluation.

Executive Committee

The current members of the Executive Committee are Messrs. Michael Benstock, Chairperson, Paul Mellini, and Andrew D. Demott, Jr. The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. The Executive Committee did not hold any formal meetings during 2023. The Executive Committee acted by unanimous written consent on one (1) occasion during 2023. Each action taken by the Executive Committee pursuant to a unanimous written consent was subsequently reviewed and ratified by the Board of Directors.

DIRECTOR NOMINATIONS, DIVERSITY AND POLICIES

Nominations of Directors

The Board selects the director-nominees to stand for election at the Company’s annual meetings of shareholders and to fill vacancies occurring on the Board based on the recommendations of the Corporate Governance, Nominating & Ethics Committee. In identifying and evaluating potential nominees to serve as directors, the Corporate Governance, Nominating & Ethics Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. However, the Corporate Governance, Nominating & Ethics Committee believes the following minimum qualifications must be met by a director-nominee to be recommended to the Board:

●	Each director must display high personal and professional ethics, integrity and values.
●	Each director must have the ability to exercise sound business judgment.
●

Each director must be highly accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

●	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.
●	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.
●	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

●

At least one independent director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission and which results in the director’s “financial sophistication” as defined by the rules of the NASDAQ Stock Market.

●

One or more of the directors generally should be active or former chief executive officers of public or private companies or leaders of major organizations, including commercial, scientific, government, educational and other similar institutions.

●	Directors should be selected so that the Board is a diverse body.

The Corporate Governance, Nominating & Ethics Committee will consider recommendations for directorships submitted by shareholders. Recommendations for consideration by the Corporate Governance, Nominating & Ethics Committee, including recommendations from shareholders of the Company, should be sent in writing to the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters at 200 Central Avenue, Suite 2000, St. Petersburg, Florida 33701. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board.

Board Diversity

The Corporate Governance, Nominating & Ethics Committee does not have a formal diversity policy applicable to our Board. Nevertheless, we believe that it is important for the Board to be comprised of individuals with diverse backgrounds, skills and experiences, and to ensure a fair representation of shareholder interests. To maintain a diverse mix of individuals, primary consideration is given to the depth and breadth of members’ business and civic experience in leadership positions, as well as their ties to the Company’s markets and other similar factors. We also believe it is important to have and be transparent with our shareholders and others regarding other types of diversity. To that end, the following is a summary of certain types of diversity characteristics of our Board:

Board Diversity Matrix (As of May 9, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Board Retirement Policy

The Company has a mandatory retirement policy for its Directors. The policy states that: No person shall be nominated by the Board of Directors to serve as a director after he or she has passed his or her 72nd birthday; except that anyone serving on the Board as of the date the Company first adopted a mandatory retirement policy, which was February 6, 2015, may remain on the Board until completion of the term that encompasses his or her 74th birthday or completion of the term that concludes at least ten but no more than eleven years after the policy first was adopted, whichever will result in a longer Board tenure.

Stock Ownership Guidelines

The Company has a minimum stock ownership guideline for its independent Directors, chief executive officer, and chief financial officer. Each of those individuals is asked to own at least two hundred thousand dollars ($200,000) worth of Company stock. The independent Directors, chief executive officer, and chief financial officer at the time that the guideline was adopted, which is February 5, 2021, have five (5) years from the inception of the guideline to obtain the stock ownership amount. An individual who assumes such a position after February 5, 2021 will have five (5) years from when the person assumed the position to obtain the minimum stock ownership amount. Parameters exist to determine what types of stock satisfy the amount. The Corporate Governance, Nominating & Ethics Committee has discretion to enforce the guideline as it deems appropriate.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual Directors by submitting such communications in writing to Superior Group of Companies, Inc., Attention: Board of Directors (or the individual director(s)), 200 Central Avenue, Suite 2000, St. Petersburg, Florida 33701. Such communications will be delivered to the Director(s).

HUMAN CAPITAL MANAGEMENT

We believe that people are our most important asset. They deliver on our mission and values by providing great ideas, innovations, and leadership to propel our organization forward. As such, attracting, retaining, and developing quality talent is a high priority for our management team and our Board. We continually seek to improve upon the ways in which we execute on this priority. Over the past several years, including in 2023, we continued our trend of increasing the resources dedicated to the attraction, retention and development of and the range of programs and opportunities available to our employees, increased the number of women and minorities in leadership positions, and further expanded our total rewards packages to provide even more competitive compensation and benefits. As of December 31, 2023, approximately 51% of our employees worldwide were women and 60% of our employees in the U.S. were women, with 55% of our U.S. management roles held by women. In 2023, approximately 50% of our open U.S. leadership roles were filled internally.

Our Board encourages diversity and inclusion by setting the tone and modeling it from the top. We are proud that we have a diverse Board. Valuing a diverse and inclusive culture helps to drive innovation and overall success.

We are focused on the physical, mental and financial wellness of our employees and communities. We do this, in part, by providing our employees with access to a variety of innovative, flexible, and convenient offerings, including a long-standing on-site health clinic at our location with the most number of employees, telemedicine, increased paid time off flexibility, newly expanded mental health and retirement benefits, and domestic partner coverage for all eligible benefit programs, and support for philanthropic activities.

Our Board is actively engaged in human capital management. To enhance our Board’s understanding of the Company’s human resources-related activities and environment, including its culture and talent pipeline, the Board receives regular reports from the head of our human resources department, meets with high-potential executives in formal and informal settings, visits various Company locations (including holding Board meetings at our El Salvador, Arkansas, Florida, and Georgia locations), and discusses with management succession planning at the executive and other levels of the organization.

For more information about our work in these areas and others, see our 2022 Corporate Social Responsibility Highlights Report, available on our website at https://ir.superiorgroupofcompanies.com/Corporate_Social_Responsibility. The foregoing URL is provided as an inactive textual reference only and the information in this report is not deemed to be incorporated by reference into this proxy statement. We intend to publish a 2023 Corporate Social Responsibility Highlights Report or equivalent document later in 2024.

EXECUTIVE COMPENSATION

Overview

The Company has provided scaled disclosure available to smaller reporting companies in this section.

The Compensation Committee of the Board of Directors has overall responsibility for establishing, implementing, and monitoring the Company’s compensation structure, policies, and programs. The Compensation Committee oversees the design and implementation of strategic compensation programs for the Company’s executive officers and others and is responsible for assessing and approving the total compensation paid to the Company’s chief executive officer. In addition, the conclusions and recommendations of the chief executive officer for compensation of the other executive officers annually are presented to the Compensation Committee for review and, if approved, recommendation to the Board of Directors for its approval. The Compensation Committee has absolute discretion as to whether it recommends to the Board of Directors for approval any of the chief executive officer’s recommendations or makes adjustments as it deems appropriate. The Compensation Committee also adheres to this process for certain other employees of the Company. For all of these positions, the Compensation Committee determines whether the compensation paid under the Company’s programs is fair, reasonable, and competitive. The Compensation Committee’s chairperson regularly reports to the Board of Directors on Compensation Committee actions and recommendations. The Board’s Compensation Committee has authority to retain, at the Company’s expense, outside counsel, compensation consultants, and other advisors to assist as needed.

The Compensation Committee is comprised of two independent Directors, both of whom satisfy the relevant NASDAQ rules and SEC regulations. None of the Compensation Committee members is an officer, employee, or former officer or employee of the Company.

The individual(s) who served as the Company’s chief executive officer during fiscal year 2023, as well as the other individuals included in the Summary Compensation Table below, are referred to individually as an “executive” or “executive officer”, and collectively as the “named executive officers.”. With respect to the named executive officers, this Executive Compensation section identifies the Company’s current compensation philosophy, objectives, and considerations and describes the various methodologies, policies, and practices for establishing and administering the compensation programs of the named executive officers.

Compensation Philosophy, Objectives, and Considerations

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the Company’s named executive officers with those of its shareholders. The Compensation Committee further believes that a properly structured compensation program will attract and retain talented individuals and motivate them to drive shareholder value and achieve specific short- and long-term strategic objectives, and that a significant percentage of executive pay should be based on the principle of pay-for-performance.

The Company’s executive compensation program is designed to provide:

●	levels of base compensation that are competitive with comparable companies and the relevant market;
●	short-term incentive compensation that varies in a manner consistent with the achievement of individual performance objectives and/or financial results of the Company (or applicable business unit);
●	long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals; and
●	benefits that are meaningful and competitive with comparable companies and the relevant market.

In designing and administering the Company’s executive compensation program, the Compensation Committee considers, among other factors, general market and survey data and the pay practices of the compensation peer group (defined below) and other comparable companies to determine the appropriate pay mix and compensation levels. The Compensation Committee believes that incentive compensation should be closely tied to the Company’s (or applicable business unit’s) financial performance and/or the individual performance and responsibility level of the particular executive officer. The Compensation Committee also believes that the Company’s executive compensation program should include a significant equity-based component because it best aligns the executives’ interests with those of the Company’s shareholders. For purposes of retention, the Compensation Committee believes that the equity-based component should have meaningful conditions to encourage valued employees to remain in the employ of the Company. Finally, the Compensation Committee also considers other forms of executive pay as a means to attract, retain, and motivate highly qualified executives.

When making compensation decisions, we look at the compensation of our chief executive officer and other named executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers (“compensation peer group”), as available. We believe that this should be a point of reference for measurement, not the determinative factor for our executives’ compensation. Because the comparative compensation information is just one of several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts at other companies, the Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions. The companies included in the compensation peer group are selected primarily on the basis of their comparability to the Company based on size, as measured through annual revenue, market capitalization, and other financial measures. The Company’s compensation peer group used in connection with 2023 compensation consisted of: ALJ Regional Holdings, Inc., Brady Corp. Ltd., Cimpress PLC, Delta Apparel, Inc., Deluxe Corp., Duluth Holdings Inc., Ennis, Inc., FIGS, Inc., Harte Hanks, Inc., Lands’ End, Inc., Rocky Brands, Inc., StarTek, Inc., TaskUs, Inc., and Vera Bradley, Inc. The Company expects to use this group in connection with 2024 compensation.

We also consider and review information from proxy statements of companies not in the compensation peer group and the opinions and recommendations of the chief executive officer, chief financial officer, and various outside advisers, as needed, in considering the appropriate pay mix and compensation levels for the chief executive officer and chief financial officer, and other executives as appropriate. In addition, compensation decisions take into consideration the most recent advisory vote of the Company’s shareholders with respect to the compensation of the named executive officers. In our 2022 annual meeting of shareholders, approximately 89.64% of the votes cast approved such compensation.

Role of the Independent Compensation Consultant

In 2022, the Compensation Committee engaged Korn Ferry to serve as the Compensation Committee’s independent executive compensation consultant. The Compensation Committee previously received executive compensation consulting services from Pearl Meyer & Partners, LLC (“Pearl Meyer”). Korn Ferry, as was its predecessor advisor, was requested to perform services that included, but were not limited to:

●	providing general market compensation and pay practices data;
●	establishing a public company reference group;
●	providing compensation and pay practices data of the compensation peer group;
●	reviewing the Company’s compensation information;
●	reviewing the design of the executive compensation program;
●	participating in meetings of the Compensation Committee;
●

providing independent analysis of chief executive officer, chief financial officer, other officers, and director compensation, including target levels for short- and long-term compensation and base salary ranges; and

●	advising the Compensation Committee, as requested.

In 2023, the Compensation Committee requested that Korn Ferry update and/or provide certain of these items.

The advice provided by Pearl Meyer was considered by the Compensation Committee when determining 2022 executive compensation. The advice provided by Korn Ferry was considered by the Compensation Committee when determining 2023 and 2024 executive compensation. We expect to continue to use a compensation consultant to provide advice to the Compensation Committee. The Compensation Committee has the sole authority to hire and terminate its independent executive compensation consultant, and may seek advice from that consultant without the involvement of management.

Neither Pearl Meyer nor Korn Ferry provides any other consulting services to the Company. After review and consideration of the relevant factors, the Compensation Committee determined that each of Pearl Meyer and Korn Ferry are independent and that there is no conflict of interest that would result from retaining either firm.

Named Executive Officers

Executive officers of the Company are elected or appointed by the Board of Directors and hold office until their successors are elected or until their earlier death, resignation, or removal. Named executive officers are identified based on SEC rules. The named executive officers of the Company are as follows:

Name	Title
Michael Benstock	Chief Executive Officer
Michael W. Koempel	Chief Financial Officer
Jake Himelstein	President, Branded Products

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, long-term equity incentives, and indirect compensation in the form of benefits. With respect to the named executive officers, the following describes in greater detail the objectives and policies behind the various elements of the compensation mix, as well as the actual compensation for the relevant periods.

Base Salary

It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance, value, and geographic location. Generally, the Company has chosen to position cash compensation at levels which will allow the Company to remain competitive in attracting and retaining executive talent. The allocation of total cash between base salary and incentive bonus awards is based on a variety of factors. The Compensation Committee considers a combination of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility, and the current compensation package in place for the executive, including the executive’s current annual salary and potential bonus awards under the Company’s short-term incentive program. The Company may deviate from this process when an executive’s compensation is set pursuant to the terms of an agreement entered into in conjunction with the acquisition of the assets or equity of another entity. The Compensation Committee generally evaluates executive salaries annually.

For 2024, base salary for the named executive officers has been set as follows: Mr. Benstock, $862,000; Mr. Koempel, $426,400; and Mr. Himelstein, $250,000.

Annual Incentive Bonus

The Company maintains a strategy of compensating the named executive officers through programs that emphasize performance-based incentive compensation. The Company’s short-term incentive compensation program is designed to recognize and reward named executive officers (and other employees) who contribute meaningfully to the Company’s profitability and shareholder value.

For the fiscal year ended December 31, 2023, only Messrs. Benstock and Koempel participated in the annual incentive bonus program. For the fiscal year ending December 31, 2024, only Messrs. Benstock and Koempel will be participating in the program. The fiscal years ended December 31, 2023 and ending December 31, 2024 annual incentive bonuses for Mr. Himelstein are governed by the terms of his employment agreement.

Components of the Annual Incentive Bonus Program for Messrs. Benstock and Koempel

Under the annual incentive bonus program for 2022, the annual incentive bonus generally tied incentive compensation to net earnings per share as reported in the Company’s audited financial statements and adjusted for certain items (“BEPS”) and achievement of individual goals. Under the annual incentive bonus program for 2023, the annual incentive bonus generally tied incentive compensation to net earnings as reported in the Company’s audited financial statements and adjusted for certain items (“BEL”) and achievement of individual goals. Adjustments made in the calculation of BEPS and BEL typically include bonus expense, stock compensation expense and related tax benefits, and other non-recurring items approved by the Compensation Committee. BEPS and BEL are determined at the business unit level. Each eligible individual’s incentive bonus is based on the BEPS or BEL, as applicable, performance at the business unit(s) that the individual supports. Under this program, the Compensation Committee would establish a minimum BEPS or BEL, as applicable, target that must be reached before any bonuses are earned. The target BEPS and BEL are based upon the annually established financial growth plan and goal. The Compensation Committee would establish for each participant in the program, including named executive officers, an individual target incentive percentage (“TIA”) that may be earned, in whole or in part, depending upon whether the minimum BEPS or BEL, as applicable, target is reached and by how much it is exceeded for the fiscal year.

More specifically, the annual incentive bonus for 2022 and 2023 was calculated as follows:

●	base salary
●	multiplied by TIA
●	multiplied by BEPS (for 2022) or BEL (for 2023) achievement percentage
●	multiplied by percentage completion of individual goals.

There was no maximum bonus payment under the program. The executive must have been employed at the time of payout in order to earn the bonus.

For 2024, the Company modified the annual incentive bonus program as it applies to the chief executive and chief financial officers. Under the annual incentive bonus program for 2024, the annual incentive bonus generally ties incentive compensation to earnings before interest, taxes, depreciation and amortization (EBITDA) as adjusted for certain items. Adjustments made in the calculation typically include bonus expense and other non-recurring items approved by the Compensation Committee. Under this program, the Compensation Committee establishes both a target adjusted EBITDA (“Earnings Target”) and a minimum adjusted EBITDA (“Minimum Earnings Target”) that must be reached before any bonuses are earned. The Earnings Target is based upon the Company’s annually established financial growth plan. The Compensation Committee establishes for each applicable executive an individual target incentive percentage (“Individual Target”) that may be earned, in whole or in part, depending upon whether the Minimum Earnings Target is reached and by how much it is exceeded for the fiscal year.

More specifically, the annual incentive bonus is calculated as follows:

●	base salary
●	multiplied by Individual Target
●	multiplied by Earnings Target achievement percentage (subject to the Minimum Earnings Target floor)

There is a maximum bonus payment under the program of 200% of the Individual Target. The executive must be employed at the time of payout in order to earn the bonus.

Metrics for the Fiscal Year 2023

For 2023, the TIA (as a percentage of base salary) was set as follows: Mr. Benstock, 66% and Mr. Koempel, 43%. The BEL level for 100% payout of the TIA in 2023 was $21,475,000 for Messrs. Benstock and Koempel.

Metrics for the Fiscal Year 2024

The Company modified its annual incentive bonus program for the 2024 fiscal year. For 2024, the Individual Targets have been set as follows: Mr. Benstock, 93% and Mr. Koempel, 61%. The Earnings Target for 100% payout of the Individual Target in 2024 is set at $39,542,000 for Messrs. Benstock and Koempel.

For 2024, the Company guaranteed Mr. Koempel a minimum annual incentive bonus program payout of $100,000.

Components of the Annual Incentive Bonus for Mr. Himelstein

Fiscal Year 2023

For 2023, Mr. Himelstein was eligible for an annual incentive bonus equal to 4% of (a) the Branded Product segment’s EBITDA plus (b) any expense from contingent liabilities minus (c) any income recognized from adjustments to contingent liabilities from acquisitions made by the Branded Products segment minus (d) any interest expense on debt related to new acquisitions plus (e) the accrued annual incentive bonus for Mr. Himelstein.

Fiscal Year 2024

For 2024, Mr. Himelstein is eligible for an annual incentive bonus equal to 4% of (a) the Branded Product segment’s EBITDA plus (b) any expense from contingent liabilities minus (c) any income recognized from adjustments to contingent liabilities from acquisitions made by the Branded Products segment minus (d) any interest expense on debt related to new acquisitions plus (e) the accrued annual incentive bonus for Mr. Himelstein.

The Company also, from time-to-time, awards discretionary annual bonuses to executives (and other employees). These bonuses are designed to further the Company’s compensation philosophy and objectives, including retaining and rewarding valuable employees. For the fiscal year 2023, the Company did not pay a discretionary bonus to any named executive officer.

Long-Term Incentive Awards

Long-term incentive awards are an important component of the Company’s total compensation package. The Compensation Committee believes that equity-based compensation ensures that the Company’s named executive officers have a continuing stake in the long-term success of the Company. Accordingly, the Company’s named executive officers (and other employees) may participate in the 2013 incentive stock and awards plan (the “2013 Stock and Awards Plan” or the “2013 Plan”) and/or the 2022 equity incentive and awards plan (the “2022 Equity Incentive and Awards Plan” or the “2022 Plan”), each of which provides for grants of equity incentive awards, including stock options, performance shares, performance units, restricted stock awards, stock appreciation rights (“SARs”), and other stock-based awards. Awards were eligible to be granted under the 2013 Plan until May 13, 2022. Awards are eligible to be granted under the 2022 Plan until May 13, 2032, unless the 2022 Plan is terminated prior to that date. The Compensation Committee approves all awards under the 2013 Plan and 2022 Plan and acts as the administrator of each of the 2013 Plan and 2022 Plan. In this proxy statement, we refer to the 2013 Plan and the 2022 Plan collectively as the “Incentive Plans.”

Award levels under the Incentive Plans for the chief executive officer and chief financial officer are determined based on general market data, the compensation practices of the compensation peer group, retention of these executives, fairness, fostering improved Company performance, and other considerations; award levels under the Incentive Plans for the other executives are determined based on retention of these executives, fairness, fostering improved Company performance, and other considerations. In general, stock options and SARs granted under the Incentive Plans vest immediately or over a two-year period, have a 5-year term, and have an exercise price equal to the fair market value of the Company’s common stock at closing on the date of grant (or 110% of the fair market value for 10%+ shareholders, as determined under the Internal Revenue Code). For restricted stock, the shares generally are held by the Company’s transfer agent until restrictions lapse. Participants generally are entitled to any dividends payable on their restricted stock and to vote their shares. Restricted stock cannot be sold or transferred until the shares vest. Should an executive officer leave the Company prior to the completion of the applicable vesting schedule, the unvested portion of the grant is forfeited, with certain exceptions.

The determination of whether equity compensation awards will be granted generally is made following the conclusion of the prior fiscal year because the awards are made (or not) based upon the Compensation Committee’s assessment of the Company’s overall performance for such period, as well as the committee’s assessment of the individual’s overall performance over the same time. This determination is generally made considering the totality of the circumstances and not necessarily on the basis of one or more specified performance metrics. The Compensation Committee also occasionally evaluates whether any grants should be awarded at other times of the year.

The Company also may award performance shares to certain executive officers. These grants are based on the employee’s satisfactory achievement of certain performance-based metrics.

Grants of stock and option awards made in 2023 appear in the “Stock awards” and “Option awards” column, respectively, for such year in the Summary Compensation Table below.

On February 12, 2024, Mr. Benstock was awarded 73,571 restricted shares of the Company’s common stock and Mr. Koempel was awarded 17,233 restricted shares of the Company’s common stock. These shares vest on February 12, 2027, provided the executive is still employed by the Company on that date. On February 12, 2024, stock option awards exercisable for the following number of shares were granted: Mr. Benstock: 7,225 shares; and Mr. Koempel: 7,225 shares. In addition, on February 12, 2024, Mr. Benstock and Mr. Koempel were awarded SARs of 66,346 and 10,007 respectively. Stock option awards and SARs vest on February 12, 2026, provided the executive is still employed by the Company on that date. These grants are not reflected in the Summary Compensation Table below as they occurred in 2024.

Broad-Based Benefits Programs

The named executive officers are entitled to participate in certain benefits programs that are available to all full-time employees. These benefits include health, dental, vision, disability and life insurance, paid time off, and a Company-sponsored 401(k) plan. Certain executive officers also are eligible to participate in other benefits programs that are available to all full-time employees or that were available to certain full-time employees at the time the executive officer accrued the benefit, including a nonqualified deferred compensation plan. The Company may contribute and/or match participant contributions to the 401(k) plan or the deferred compensation plan. The Company’s 401(k) and/or nonqualified deferred compensation plans contain a discretionary company contribution element; certain named executive officers were eligible to receive a company contribution in 2023 and the amounts are included in the Summary Compensation Table. The Company provides for matching contributions by the Company for each plan participant in the 401(k) plan in an amount equal to 25% of the first 4% of the employee’s deferred compensation.

Other Benefits Programs

Certain executive officer(s) also are entitled to participate in benefits programs that are not available to all full-time employees. These benefits include a nonqualified and unfunded supplemental employee retirement plan and a supplemental medical plan.

Evaluation of Chief Executive Officer Compensation and Executive Performance

Compensation of Chief Executive Officer

The Compensation Committee meets first on its own and then with the other independent Directors each year in executive session to evaluate the performance of the Company’s chief executive officer. A written summary of results and recommendations related to bonus compensation prepared by Company management is provided to the Compensation Committee in advance of the committee’s consideration of the chief executive officer’s compensation. The Compensation Committee does not confer with the chief executive officer or any other members of management when setting the chief executive officer’s base salary. The Compensation Committee also considers general market data, the pay practices of the compensation peer group, information provided by the independent compensation consultant (upon request by the Compensation Committee), and the Company’s philosophy and objectives when setting the chief executive officer’s compensation, including, but not limited to, fairness, retention, and driving shareholder value. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the chief executive officer.

Compensation of Other Executive Officers

The chief executive officer meets with the Compensation Committee to review his compensation recommendations for the other executive officers. The chief executive officer describes the findings of his performance evaluations of all such persons and provides the basis of his recommendations to the Compensation Committee, including the scope of each person’s duties, oversight responsibilities, and individual objectives and goals against results achieved. In its analysis of the other executive officers, the Compensation Committee applies the same or similar considerations to this group as it applies when considering the chief executive officer’s base salary. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the executive officers. Certain executive officers have employment arrangements that specify certain compensation and/or formulas for determining compensation.

Administrative Policies and Practices

To evaluate and administer the compensation programs of the chief executive officer and other executive officers, the Compensation Committee meets periodically each year in conjunction with one or more regularly scheduled Board meetings. The Compensation Committee also holds special meetings and meets telephonically to discuss extraordinary items as necessary.

Summary Compensation Table

The following table sets forth all compensation earned during fiscal years 2023 and 2022 by the named executive officers.

SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
principal position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
Michael Benstock	2023	635,267	-	1,160,391	137,386	250,000	887,955	128,196	3,199,195
Chief Executive Officer	2022	615,482	-	352,557	259,821	-	-	62,829	1,290,689

Jake Himelstein	2023	250,000	-	-	45,795	1,425,768	-	57,831	1,779,394
President, Branded Products	2022	246,154	-	-	57,036	1,174,513	-	52,890	1,530,593

Michael Koempel	2023	410,000	-	248,590	91,591	100,000	-	149,434	999,615
Chief Financial Officer	2022	234,962	100,000	119,988	9,561	-	-	5,414	469,925

(1) Includes bonus compensation other than equity and non-equity incentive plan compensation.

(2) On February 3, 2023, Mr. Benstock and Mr. Koempel were awarded 96,378 and 20,647 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2023 and vest on February 3, 2026 provided the executives are still employed by the Company on that date. On February 4, 2022, Mr. Benstock and on May 31, 2022, Mr. Koempel were awarded 17,514 and 6,666 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2023 and vest on February 4, 2025 and May 31, 2025, respectively, provided the executives are still employed by the Company on those dates. The amounts reported represent the grant date fair value of the award measured in accordance with FASB ASC Topic 718. Refer to Note 13 – Share Based Compensation in the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for the relevant assumptions used to determine the valuation. The shares of restricted stock and performance shares are subject to accelerated vesting under the terms of the Incentive Plans and/or the award agreements, including upon a change of control.

(3) The dollar amounts represent the fair value of the awards granted during each of the years presented in accordance with FASB ASC Topic 718. Refer to Note 13 – Share-Based Compensation in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2023 for the relevant assumptions used to determine the valuation.

(4) The amounts in this column include (non-discretionary) incentive bonuses earned during the respective calendar year. These amounts are paid during February or March of the following year. See " Executive Compensation" for more information regarding the annual incentive bonus.

(5) The amounts reported reflect the aggregate change in the actuarial present value of each named executive officer's accumulated benefit under the defined benefit pension plans in which they participate. The change in pension value reflects changes in age, service and earnings. The Company did not pay above-market or preferential rates on any non-qualified deferred compensation.

(6) The Company provides the named executive officers with certain group, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC guidance, because they do not discriminate in scope, terms or operation in favor of executive officers. The amounts shown in this column include the following for Mr. Benstock: matching contributions on 401(k) deferrals, insurance premiums for life insurance, insurance premiums for a supplemental medical plan, which is a fully insured hospital and medical expense reimbursement plan covering certain key management employees and their dependents, personal automobile use, and cash payments of dividends on unvested awards of the Company’s common stock awarded under the Incentive Plans. For Mr. Himelstein and Mr. Koempel, the amounts represent matching contributions on 401(k) deferrals and/or discretionary 401(k) contributions and cash payments of dividends on unvested awards of the Company’s common stock awarded under the Incentive Plans. For Mr. Koempel, the amount also includes a relocation allowance paid in 2023.

Employment and Compensation Arrangements

The Company has entered into employment agreements with the following named executive officers: Mr. Koempel and Mr. Himelstein.

Mr. Koempel’s employment agreement with the Company, which superseded the terms and conditions of his offer letter other than for the equity awards already granted, became effective February 13, 2024 and expires on December 31, 2028, unless sooner terminated in accordance with its terms. Under the agreement, Mr. Koempel will be employed as Chief Financial Officer of the Company. His salary beginning January 1, 2024 is initially approximately $426,400. His annual incentive bonus is determined as described under “—The Elements of Compensation—Annual Incentive Bonus__Components of the Annual Incentive Bonus for Messrs. Benstock and Koempel” above, which description is incorporated by reference herein. In addition, Mr. Koempel is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him and has been guaranteed equity awards that will have a fair market value at the time of the grant of at least $304,500 for 2024 and $389,000 for 2025 and which are conditioned upon Mr. Koempel being employed by the Company at the time such awards are made to senior management and throughout the relevant vesting period(s). The employment agreement imposes non-compete, non-solicitation and confidentiality provisions on Mr. Koempel.

Mr. Himelstein’s employment agreement with BAMKO, LLC (“BAMKO”) became effective July 1, 2021 and expires on December 31, 2026, unless sooner terminated in accordance with its terms. Under the agreement, Mr. Himelstein is employed as President of BAMKO (now part of what is referred to as our Branded Products segment). His salary beginning January 1, 2022 is initially approximately $250,000. Until then, Mr. Himelstein earned his prior salary. His annual incentive bonus is determined as described under “—The Elements of Compensation—Annual Incentive Bonus__Components of the Annual Incentive Bonus for Mr. Himelstein” above, which description is incorporated by reference herein. In addition, Mr. Himelstein is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him. The employment agreement imposes non-compete, non-solicitation and confidentiality provisions on Mr. Himelstein.

The descriptions of the provisions in the agreements relating to termination for cause, termination for good reason and termination upon a change in control are incorporated herein by reference to the section “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by the named executive officers at December 31, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested
Name	(#) (1)	(#)	(#)	($)	(2)	(#) (3)	($)	(#) (3)	($)
Michael Benstock						126,931	1,713,569	-	-
	15,000			17.77	1/31/2024
	111,917			10.97	2/7/2025
		30,000		20.13	2/4/2027
		6,994		9.95	12/2/2027
		30,000		12.04	2/3/2028

Jake Himelstein						30,851	416,489	15,426	208,244
	5,627			17.77	1/31/2024
	7,000			10.97	2/7/2025
	4,500			25.75	2/5/2026
		6,000		20.13	2/4/2027
		2,840		9.95	12/2/2027
		10,000		12.04	2/3/2028

Mike Koempel						27,313	368,726	-	-
		2,717		9.95	12/2/2027
		20,000		12.04	2/3/2028

(1) Options and stock-settled stock appreciation rights vest two years after the grant date, except for grants made on December 2, 2022 that vest three years after the grant date.

(2) The expiration date of each grant occurs five years after the date of the grant.

(3) On February 3, 2023, Mr. Benstock was awarded 96,378 restricted shares of the Company’s common stock. These shares were unvested as of December 31, 2023 and vest on February 3, 2026 provided the executive is still employed by the Company on that date. On February 4, 2022, Mr. Benstock was awarded 17,514 restricted shares of the Company’s common stock. These shares were unvested as of December 31, 2022 and vest on February 4, 2025 provided the executive is still employed by the Company on that date. On February 5, 2021, Mr. Benstock was awarded 13,039 shares of the Company’s common stock. These shares were unvested as of December 31, 2022 and vest on February 5, 2024 provided the executive is still employed by the Company on that date. On July 1, 2021, Mr. Himelstein was awarded 30,851 restricted shares of the Company’s common stock. These shares were unvested as of December 31, 2023 and 60% of the shares vest on July 1, 2024, 20% of the shares vest on July 1, 2025 and 20% of the shares vest on July 1, 2026 provided the executive is still employed by the Company on those dates. In addition, on July 1, 2021, Mr. Himelstein was awarded 30,851 performance shares that vest on December 31, 2026 provided the executive is still employed by the Company on that date and the defined performance conditions are met. On February 3, 2023, Mr. Koempel was awarded 20,647 restricted shares of the Company’s common stock. These shares were unvested as of December 31, 2023 and vest on February 3, 2026 provided the executive is still employed by the Company on that date. On May 31, 2022, Mr. Koempel was awarded 6,666 restricted shares of the Company’s common stock. These shares were unvested as of December 31, 2023 and vest on May 31, 2025 provided the executive is still employed by the Company on that date.

The shares of restricted stock and performance shares are subject to accelerated vesting under the terms of the Incentive Plans and/or the terms of the award agreement, including upon a change of control.

Potential Payments Upon Termination or Change in Control

Severance Protection Agreements with Mr. Benstock

The Company has a severance protection agreement with Mr. Benstock. The agreement requires the Company to make severance payments and provide severance benefits to the Mr. Benstock if Mr. Benstock’s employment is terminated within twenty-four (24) months following a “Change in Control”.

“Change in Control” under the Company’s severance protection agreement generally means any of the following:

●

an acquisition of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities;

●

the individuals who as of the date of the severance protection agreement are members of the Board of Directors cease to constitute at least two-thirds of the members of the board, provided that (i) if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the incumbent board, such new director shall be considered as a member of the incumbent board, and (ii) no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board or as a result of any agreement intended to avoid or settle any election or proxy contest; or

●	approval by shareholders of the Company of:
o	a merger, consolidation or reorganization involving the Company, unless such transaction is a “Non-Control Transaction,” which means a merger, consolidation or reorganization of the Company where:
■

the shareholders of the Company, immediately before such merger, consolidation or reorganization, own immediately following such transaction at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction;

■

the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such transaction constitute at least two-thirds of the members of the Board of Directors of the surviving corporation; and

■

no person other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan maintained by the Company, the surviving corporation or any subsidiary, or (iv) any person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of 20% or more of the then outstanding voting securities has beneficial ownership of 20% or more of the combined voting power of the surviving corporation’s then outstanding voting securities;

o	a complete liquidation or dissolution of the Company; or
o	an agreement for the sale lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary).

For these purposes, a termination of employment by the Company is generally:

●

for “Cause” if the executive has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by two-thirds of the Company’s board that the executive (i) intentionally and continually failed substantially to perform his or her reasonably assigned duties for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the executive; or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; and

●

for “Disability” if the executive experiences a physical or mental infirmity which impairs the executive’s ability to substantially perform his duties with the Company for a period of one-hundred-eighty (180) consecutive days.

For these purposes, “Good Reason” generally means the occurrence of any one or more of the following events or conditions, without the executive’s consent, after a Change in Control:

●	the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities;
●

a reduction by the Company of the executive’s base salary or an adverse change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement which materially adversely affects the executive;

●	any failure to pay the executive any compensation, payment or benefits to which the executive is entitled within five days of the date due;
●	the Company’s requiring the executive to be based anywhere other than within 25 miles of the executive’s job location, except for reasonably required travel;
●

the failure by the Company to continue in effect any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee benefit plan, program or arrangement, in which the executive participates, or the taking of any action by the Company that would adversely affect the executive’s participation or materially reduce the executive’s benefits under any of such plans, without a substantially equivalent replacement;

●	the failure of the Company to secure a successor’s written agreement to perform the agreement; or
●	approval by the Company’s shareholders of a complete liquidation or dissolution of the Company that does not adequately provide the funds needed to perform the agreement.

As required by Section 409A of the Internal Revenue Code, the agreement may be modified to be in compliance with payment timing and other relevant requirements.

Under these severance protection agreements, if, during the twenty-four (24) months following a “Change in Control,” Mr. Benstock terminates employment for “Good Reason” or for any reason during the 45-day period commencing 180 days after the occurrence of the Change in Control or if the Company terminates his employment other than for Cause, death or disability, then Mr. Benstock will be entitled to receive the following payments, benefits and rights:

(i)

payment of all amounts earned or accrued through the date of termination, including, base salary, reimbursement for reasonable and necessary expenses incurred on behalf of the Company, vacation pay, bonuses and incentive compensation, and all other amounts that the executive is entitled to under any compensation plan of the Company;

(ii)	payment of a bonus which is calculated pro-rata based on the number of calendar days the executive was employed during the calendar year of his termination;
(iii)	payment of an amount equal to two years of base salary and two years of annual bonus
(iv)	for a period of two years, continuation on behalf of the executive, his dependents and beneficiaries of life insurance, short-term disability, medical, dental and hospitalization benefits;
(v)	payment of the excess retirement benefit the executive would have received had he remained employed for two additional years; and
(vi)	all of the executive’s outstanding incentive awards shall become fully vested and, if applicable, fully exercisable.

Alternatively, if during the twenty-four (24) months following a “Change in Control”, Mr. Benstock’s employment is terminated by the Company for Cause, death or disability, or by Mr. Benstock for other than Good Reason or other than during the 45 day period commencing 180 days after the occurrence of a Change in Control, then Mr. Benstock will be entitled to receive:

(i)

payment of all amounts earned or accrued through the date of termination, including, base salary, reimbursement for reasonable and necessary expenses incurred on behalf of the Company, vacation pay, bonuses and incentive compensation, and all other amounts that the executive is entitled to under any compensation plan of the Company; or

(ii)

if such termination is by the Company due to the executive’s death or disability, payment of a bonus which is calculated pro-rata based on the number of calendar days the executive was employed during the calendar year of his termination.

The severance protection agreements also provide that if any payment or benefit to which Mr. Benstock is entitled pursuant to the agreement gives rise to excise tax liability for, under Section 4999 of the IRC, a tax gross-up will be provided to him by the Company so that he will receive the same after-tax payment as would have been the case if such payment or benefit were not subject to such excise tax.

Employment Agreements with Mr. Koempel and Mr. Himelstein

Mr. Koempel entered into an employment agreement with the Company effective February 13, 2024. It expires on December 31, 2028 unless sooner terminated in accordance with its terms. Mr. Koempel’s agreement contains provisions on severance. If he is terminated without Cause within 12 months after the completion of a Change in Control, or if Mr. Koempel is terminated without Cause or resigns with Good Reason, during the term of the agreement, Mr. Koempel is entitled to an amount equal to (a) 2 times his highest annual compensation, if such termination event occurs on or before December 31, 2026, or (b) 1.1 times his highest annual compensation, if such event occurs between January 1, 2027 and December 31, 2028, inclusive, in addition to the amounts he would receive upon any termination, including (i) accrued but unpaid base salary and bonus, (ii) incurred but not reimbursed expenses, and (iii) nonforfeitable benefits already earned and payable. Mr. Koempel’s right to receive certain of these items is contingent upon him fulfilling certain post-termination obligations, including the execution of a general release. For purposes of clauses (a) and (b) above, highest annual compensation is the sum of Mr. Koempel’s single highest base salary during the preceding three-year period and the average of the annual cash bonuses paid or payable to Mr. Koempel that were calculated based on the results of the 3 full fiscal years ended immediately before his termination of employment (regardless of when paid), or, if greater, the 3 full fiscal years ended immediately prior to a Change in Control (or, if applicable, such lesser period for which cash annual bonuses were paid or payable to him).

His agreement defines “Good Reason” as:

●	a material reduction in Mr. Koempel’s base salary or material change to the structure of Mr. Koempel’s incentive compensation plan, in each case only if without Mr. Koempel’s consent;

●

a material, adverse reduction in Mr. Koempel’s authority, title, reporting relationship, duties, or responsibilities (other than temporarily while Mr. Koempel is physically or mentally incapacitated or as required by applicable law), but only if without Mr. Koempel’s consent;

●	Mr. Koempel is required by the Company to be based in a location not of Mr. Koempel’s choosing, except for required travel on Company business; or

●	the Company’s uncured breach of a material provision of the agreement.

“Cause” is defined in the agreement as:

●	gross negligence or willful misconduct in the performance of Mr. Koempel’s duties;

●	continued failure to substantially perform Mr. Koempel’s employment duties;

●	breach of the employment agreement or any other agreement with the Company; and

●	certain crimes or other acts or omissions.

Subject to certain exceptions specified in the agreement, a “Change in Control” generally means that any of the following occurs (subject to certain exceptions specified in the agreement):

●	the Company sells all or substantially all of its assets to an entity that is not an affiliate (in a transaction requiring shareholder approval;

●

any person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company’s affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s equity securities or outstanding voting stock (whether by way of purchase of stock or other equity securities, merger or otherwise); or

●	any transaction that qualified as a liquidation, dissolution, or winding up of the Company.

Mr. Himelstein entered into an employment agreement with the Company effective July 1, 2021, which expires December 31, 2026 unless sooner terminated in accordance with its respective terms.

Mr. Himelstein’s employment agreement contains substantially similar provisions on severance. If the employee is terminated without cause within 12 months after the completion of a Change in Control, or if the employee is terminated without cause or resigns with Good Reason, during the term of the agreement, the employee is entitled to an amount equal to (a) 2 times his highest annual compensation, as determined by the sum of the employee’s single highest base salary during the preceding three-year period and the average of the annual cash bonuses paid or payable to the employee that were calculated based on the results of the 3 full fiscal years ended immediately before his termination of employment (regardless of when paid), or, if greater, the 3 full fiscal years ended immediately prior to a Change in Control (or, if applicable, such lesser period for which cash annual bonuses were paid or payable to him), (b) accrued but unpaid base salary and bonus, (c) incurred but not reimbursed expenses, and (d) nonforfeitable benefits already earned and payable. The employee’s right to receive certain of these items is contingent upon him fulfilling certain post-termination obligations.

His employment agreement defines “Good Reason” as:

●	a material, adverse reduction in the employee’s authority, duties, or responsibilities (other than temporarily while he is physically or mentally incapacitated or as required by applicable law);

●	the employee being required by the employer to reside in a location not of his choosing; or

●	employer’s uncured breach of a material provision of the employment agreement.

“Cause” is defined in the agreement as:

●	gross negligence or willful misconduct in the performance of Mr. Himelstein’s duties;

●	continued failure to substantially perform Mr. Himelstein’s employment duties;

●	material breach of the employment agreement; and

●	certain crimes or other acts or omissions.

Subject to certain exceptions specified in the agreements, a “Change in Control” generally means that any of the following occurs (subject to certain exceptions specified in the agreement):

●	the Company sells all or substantially all of its assets to an entity that is not an affiliate (in a transaction requiring shareholder approval);

●

any person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company’s affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s equity securities or outstanding voting stock (whether by way of purchase of stock or other equity securities, merger or otherwise); or

●	any transaction that qualified as a liquidation, dissolution, or winding up of the Company.

The Compensation Committee has determined that the foregoing severance and change in control benefits are an important part of a competitive overall compensation arrangement for these named executive officers, are consistent with the objective of attracting, motivating and retaining highly talented executives and are important as a recruitment and retention device. The Compensation Committee also has concluded that change in control benefits help to secure the continued employment and dedication of these named executive officers, mitigate concern that they might have regarding their continued employment prior to or following a change in control and encourage independence and objectivity when considering possible transactions that may be in the best interests of the Company’s shareholders but may possibly result in the termination of their employment.

The Compensation Committee has determined that the payment or provision of the foregoing severance and change in control benefits is consistent with competitive practices for positions at the level of these named executive officers. The potential amount of such benefits that an executive may receive in the event of a change in control did not influence the Compensation Committee’s decisions regarding other compensation elements due to the fact that a change in control may never occur during the named executive officer’s term of employment.

Director Compensation

The Compensation Committee reviews on an annual basis the compensation of Directors for service on the Board and recommends changes to such compensation to the Board, which makes the ultimate decision on director compensation. In recommending Director compensation, the Compensation Committee may take into account general market data, including that provided by its compensation consultant.

Directors who are employees of the Company receive no extra compensation for their services as Directors.

From February 7, 2014 until May 12, 2023, each non-employee Director was eligible to receive the following types of compensation:

●	Annual Board retainer;
●	Annual committee retainer, with the amount of the retainer varying by committee;
●	Per meeting (Board and committee) fees;
●	Stock options; and
●	Restricted common stock

Commencing May 12, 2023, the Company no longer compensates Directors on a per meeting basis. Instead, each non-employee Director is eligible to receive the following types of compensation:

●	Annual Board retainer;
●	Annual committee retainer for non-chair committee members, with the amount of the retainer varying by committee;
●	Retainer premiums for the Lead Director (in addition to the annual Board retainer) and committee chairs (in lieu of the annual retainer);
●	Stock options; and
●	Restricted common stock

Commencing May 12, 2023, the amounts per category that each non-employee Directors is eligible to receive are:

●	Annual Board retainer: $40,000
●	Annual committee retainers for non-chair committee members:
o	Audit Committee: $6,000
o	Corporate Governance, Nominating & Ethics Committee: $3,000
o	Compensation Committee: $3,000
o	Capital Committee: $2,000
●	Retainer premiums:
o	Lead Director: $17,500
o	Chair of Audit Committee: $14,000
o	Chair of Corporate Governance, Nominating & Ethics Committee: $10,000
o	Chair of Compensation Committee: $10,000
o	Chair of Capital Committee: $8,000
●	Stock options: 2,750
●	Restricted common stock: Lead director: $80,000; other non-employee Directors: $75,000

All annual retainers are paid in equal quarterly installments. The restricted stock vests three years after date of grant. Commencing in 2024, the above Director equity compensation will be granted in May of each applicable year as opposed to at multiple times during the year.

Non-employee Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, non-employee Directors are eligible to receive additional stock option grants pursuant to our 2022 Equity and Awards Incentive Plan.

The following table sets forth information regarding the compensation received by each of the Company's Directors during the year ended December 31, 2023, except for Mr. Benstock, whose compensation is set forth in the Summary Compensation Table above.

DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($) (1)	($) (2)	($) (3)	($)
Sidney Kirschner	12,375	-	-	-	12,375

Robin Hensley	53,375	74,993	5,718	-	134,086

Paul Mellini	72,250	79,998	5,718	-	157,966

Todd Siegel	53,875	74,993	5,718	-	134,586

Venita Fields	54,375	74,993	5,718	-	135,086

Andrew Demott	30,000	74,993	5,718	144,939	255,650

(1) On November 8, 2023 the Board of Directors approved a restricted stock grant under the terms of the 2022 Stock and Awards Plan to the five non-employee Directors. Mr. Mellini received 8,040 shares, and Ms. Hensley, Mr. Demott, Mr. Siegel, and Ms. Fields each received 7,537 shares. The fair value on the date of grant was $9.95 per share. These shares are unvested and will vest if the Directors are still serving on the Company’s Board of Directors on November 8, 2026. The shares are subject to accelerated vesting under certain circumstances as outlined in the 2022 Stock and Awards Plan. Ms. Hensley previously was granted restricted stock on each of November 11, 2021 and November 4, 2022; in recognition of Ms. Hensley’s service to the Company, the Company is accelerating the vesting of these grants as of May 9, 2024 on a prorated basis.

(2) Stock options for our non-employee Directors are granted annually. On May 12, 2023, each of the non-employee Directors was awarded 2,750 options that vest two years from the date of grant. The options were granted with an exercise price of $8.33 per share. The amount shown in this column is the grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 13 – Share-Based Compensation in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2023 for the relevant assumptions used to determine the valuation of our option awards. All such awards are granted with an exercise price equal to the closing price of the common stock on the date of grant as reported on NASDAQ and expire ten years after the date of grant. As of December 31, 2023, Mr. Demott had 2,750 options outstanding for his service on the Board of Directors. Of such options, none are exercisable and 2,750 vest on May 12, 2025. As of December 31, 2023, Mr. Demott had 38,000 options and stock appreciation rights outstanding for his service as Chief Financial Officer. Of such options and stock appreciation rights, all are exercisable. As of December 31, 2023, Ms. Hensley had 27,778 options outstanding. Of such options, 22,278 are exercisable, 2,750 vest on May 13, 2024 and 2,750 vest on May 12, 2025. In recognition of Ms. Hensley’s service to the Company, the Company is accelerating as of May 9, 2024 the vesting of a prorated portion of Ms. Hensley’s May 12, 2023 award and the full amount of Ms. Hensley’s May 13, 2022 award. As of December 31, 2023, Mr. Mellini had 33,879 options outstanding. Of such options, 28,379 are exercisable, 2,750 vest on May 13, 2024 and 2,750 vest on May 12, 2025. As of December 31, 2023, Mr. Siegel had 34,425 options outstanding. Of such options, 28,925 are exercisable, 2,750 vest on May 13, 2024 and 2,750 vest on May 12, 2025. As of December 31, 2023, Ms. Fields had 16,173 options outstanding. Of such options, 10,673 are exercisable, 2,750 vest on May 13, 2024 and 2,750 vest on May 12, 2025.

(3) Prior to his time as a member of the Board of Directors, Mr. Demott served as the Company's Chief Operating Officer ("COO") until his retirement on March 31, 2023. Mr. Demott's compensation for his time serving as COO during calendar year 2023 totaled $144,939 which is comprised of $126,750 of salary earned, $5,642 change in pension value and $12,547 of other compensation.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants, rights and restricted stock under all our existing equity compensation plans as of December 31, 2023:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation Plans approved by Security holders	1,245,684	$14.64	1,262,209
Equity compensation Plans not approved by Security holders	-	-	-
Total	1,245,684		1,262,209

PAY VERSUS PERFORMANCE1

This section is included to respond to Item 402(v) of Regulation S-K. For a more comprehensive analysis of the compensation of our named executive officers, please see the Executive Compensation section of this proxy statement. In the table and footnotes below, “PEO” refers to our principal executive officer, Michael Benstock.

1 The disclosure in this section is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary compensation table (SCT) total for PEO ($) (1)	Compensation actually paid to PEO ($) (2)	Average summary compensation table total for non-PEO NEOs ($) (1)	Average compensation actually paid to non-PEO NEOs ($) (2)	Value of initial fixed $100 investment based on Total shareholder return ($) (3)	Net income (loss) ($)(in thousands)(4)

2023	3,199,195	2,576,255	1,389,505	1,848,318	65	8,772
2022	1,290,689	351,852	940,426	458,722	46	(31,970)
2021	5,874,538	2,582,881	2,849,855	4,951,407	96	29,440

(1) Reflects compensation amounts reported in the Summary Compensation Table for our chief executive officer, Michael Benstock, and collectively for our non-PEO named executive officers for the respective years shown. The following non-PEO named executive officers are included in the average figures shown:

2023: M. Koempel and J. Himelstein

2022: M. Koempel, A. Demott, P. Koosed, D. Leide and J. Himelstein; and

2021: A. Demott, P. Koosed, D. Leide and J. Himelstein.

(2) Reflects compensation actually paid to our PEO and average compensation actually paid to our non-PEO named executive officers in 2023, 2022 and 2021, consisting of the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the following tables, as determined in accordance with SEC rules. For information regarding the decisions made by our Compensation Committee with regard to the named executive officers’ compensation for each fiscal year, please see the Executive Compensation section of this proxy statement reporting pay for the fiscal years covered in the table above.

Non-PEO NEOs
Year	2023	2022	2021
	Average	Average	Average
	See Column (d) note above	See Column (d) note above	See Column (d) note above
Summary Compensation Table (SCT) Total Compensation	$1,389,505	$940,426	$2,849,855
Deduct: Amounts Reported under the "Stock Awards" Column in the SCT	124,295	24,000	1,213,388
Deduct: Amounts Reported under the "Option Awards" Column in the SCT	68,693	51,366	102,645
Deduct: Change in pension value and nonqualified deferred compensation earnings	-	-	(446,667)
Add: Fair Value of Awards Granted during the year that Remain Unvested as of Year-end	197,267	41,770	1,223,979
Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding & Unvested as of Year-end	66,263	(587,872)	(14,115)
Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	2,295	(10,968)	22,322
Compensation Actually Paid	$1,848,318	$458,722	$4,951,407

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end. Time-based restricted stock award grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vest.

(3) For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the Company for the measurement periods ending on December 31 of each of 2023, 2022 and 2021, respectively.

(4) Reflects “Net Income (loss)” in the Company’s Consolidated Statements of Comprehensive Income (Loss) included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022 and 2021, respectively.

The Company believes that the compensation shown in columns (b)-(e) for each of 2023, 2022 and 2021 is appropriate given the Company’s achieved TSR (column (f)) and Net Income (Loss) (column (g)) for each of those years, respectively. The Company also believes that the change in compensation year-over-year is indicative of the change in the Company’s achieved TSR and Net Income (Loss) between those years.

The PEO’s total compensation shown in the Summary Compensation Table for 2023 was 248% of the amount for 2022, and his compensation actually paid in 2023 was 732.2% of the amount in 2022. For the non-PEO named executive officers, the average total compensation shown in the Summary Compensation Table for 2023 was 147.8% of the amount for 2022, and compensation actually paid in 2023 was 402.9% of the amount in 2022. This compares to a TSR in 2023 that was 141.3% of the TSR in 2022, and a net income (loss) amount that changed from ($32.0) million in 2022 to $8.8 million in 2023.

The PEO’s total compensation shown in the Summary Compensation Table for 2022 was 22% of the amount for 2021, and his compensation actually paid in 2022 was 13.6% of the amount in 2021. For the non-PEO named executive officers, the average total compensation shown in the Summary Compensation Table for 2022 was 33.0% of the amount for 2021, and compensation actually paid in 2022 was 9.3% of the amount in 2021. This compares to a TSR in 2022 that was 47.9% of the TSR in 2021, and a net income (loss) amount that changed from $29.4 million in 2021 to ($32.0) million in 2022.

Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a comprehensive discussion of, including the reasons for, the Company’s financial results for fiscal year 2023.

PEO
Year	2023	2022	2021
Summary Compensation Table (SCT) Total Compensation	$3,199,195	$1,290,689	$5,874,538
Deduct: Amounts Reported under the "Stock Awards" Column in the SCT	(1,160,391)	(352,557)	(335,754)
Deduct: Amounts Reported under the "Option Awards" Column in the SCT	(137,386)	(259,821)	-
Deduct: Change in pension value and nonqualified deferred compensation earnings	(887,955)	-	(3,128,555)
Add: Fair Value of Awards Granted during the year that Remain Unvested as of Year-end	1,416,903	307,889	286,076
Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding & Unvested as of Year-end	116,201	(518,503)	(131,068)
Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	29,688	(115,845)	17,644
Compensation Actually Paid	$2,576,255	$351,852	$2,582,881

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Time-vested restricted stock award grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vest.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of the Record Date (except as noted), information regarding the beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each Director, (iii) each nominee for election as a Director, (iv) each named executive officer, and (v) all Directors and executive officers as a group.

Except as set forth below, percentage ownership is based on 16,709,591 shares of the Company’s common stock issued and outstanding as of the Record Date. Shares issuable upon exercise of options and SARs within 60 days after the Record Date are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of each person deemed to beneficially own such securities, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All share and per share information in the footnotes to the table has been adjusted to give retroactive effect to the 2-for-1 stock split effective on February 4, 2015.

SECURITY OWNERSHIP
Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership (1)		Class

BENSTOCK-SUPERIOR LTD.	2,619,588	(2)	15.7%
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

MICHAEL BENSTOCK	1,134,771	(3)(4)(7)(8)(9)(10)(11)(12)	6.8%
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

DIMENSIONAL FUND ADVISORS, LP	881,496	(5)	5.3%
6300 Bee Cave Road
Austin, TX 78746

MOCHELLE A. STETTNER	848,360	(6)	5.1%
2331 Lehigh Parkway N.
Allentown, PA 18130

ANDREW D. DEMOTT, JR.	253,615	(7)(13)	1.5%
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

PAUL MELLINI	121,334	(7)(11)(12)(13)	*
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

TODD SIEGEL	82,338	(7)(11)(12)(13)	*
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

ROBIN HENSLEY	73,946	(7)(11)(12)(13)	*
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

JAKE HIMELSTEIN	56,325	(7)(14)	*
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

MICHAEL KOEMPEL	49,546	(9)(10)(15)	*
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

VENITA FIELDS	32,649	(7)(11)(12)(13)	*
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

LOREEN SPENCER	0		*
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

SUSAN LATTMANN	0		*
200 Central Avenue, Suite 2000
St. Petersburg, Florida 33701

All Directors and Executive Officers as a group (10 persons)	4,424,112	(2)(3)(4)(7)(8)(9)(10)(11)(12)(13)(14)(15)	26.5%
* less than 1%.

(1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option or other right. Inclusion in the table of such shares, however, does not constitute an admission that the director, nominee, named executive officers or principal stockholder is a direct or indirect beneficial owner of such shares. Except as set forth herein, the persons listed have sole voting and investment power with respect to the shares referred to in the table.

(2) Represents shares held of record by Benstock-Superior Ltd., a Florida limited partnership ("Reporting Person").  The general partners of the Reporting Person are Susan B. Schwartz, Michael Benstock and Peter Benstock (the “General Partners”). The General Partners of the Reporting Person each own three hundred thirty-three and one-third (333 1/3) of the one thousand (1,000) total outstanding general partnership units. The voting and disposition of the Company’s common stock owned by the Reporting Person requires approval by more votes than are held by a single general partner pursuant to the limited partnership agreement of the Reporting Person. Accordingly, each General Partner disclaims individual beneficial ownership of the shares of the Company’s common stock owned by the Reporting Person.

(3) Includes 397,006 shares held in an irrevocable trust of which Mr. Benstock’s wife, Margot Benstock, and his daughter, Yael Benstock Alpert, are the trustees and Mr. Benstock is the settlor and investment trustee advisor. Mr. Benstock disclaims beneficial ownership of such shares.

(4) Includes 22,000 shares owned by a trust of which Mr. Benstock’s wife is the settlor and trustee. Mr. Benstock disclaims beneficial ownership of such shares.

(5) This disclosure is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2024. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this table are owned of record by the Funds. Dimensional disclaims beneficial ownership of such securities. According to the Schedule 13G, Dimensional has dispositive power over all 881,496 shares reflected in this table, but voting power over only 862,658 of such shares.

(6) Includes 10,288 shares owned by a Trust of which Mrs. Stettner is a Co-Trustee with two of her adult children, and 1,824 shares held as custodian for her children who are now adults. Mrs. Stettner disclaims beneficial ownership of all of these shares.

(7) The share ownership of the following individuals includes that number of shares underlying options and SARs awards following his or her name, which are currently exercisable or are exercisable within 60 days of the Record Date, pursuant to the Company’s 2022 and 2013 Incentive Plans: Mr. Benstock – 141,917; Mr. Demott – 38,000 shares; Ms. Hensley – 23,653 shares; Mr. Mellini – 28,379 shares; Mr. Siegel – 28,925 shares; Ms. Fields – 10,673; and Mr. Himelstein – 17,500 shares.

(8) Includes unvested restricted shares granted on February 4, 2022. These shares will vest on February 4, 2025 if the respective executive is still employed by the Company. The executive has the ability to vote these shares currently. Mr. Benstock has 17,514 shares.

(9) Includes unvested restricted shares granted on February 3, 2023. These shares will vest on February 3, 2026 if the respective executive is still employed by the Company. The executive has the ability to vote these shares currently. Mr. Benstock has 96,378 shares; and Mr. Koempel has 20,647 shares.

(10) Includes unvested restricted shares granted on February 12, 2024. These shares will vest on February 12, 2027 if the respective executive is still employed by the Company. The executive has the ability to vote these shares currently. Mr. Benstock has 73,571 shares; and Mr. Koempel has 17,233 shares.

(11) Includes unvested restricted shares granted on November 11, 2021. These shares will vest on November 11, 2024 if the respective director is still serving on the Board of Directors of the Company. The Directors have the ability to vote these shares currently. Ms. Hensley – 2,733 shares; Mr. Mellini – 2,733 shares; Mr. Siegel – 2,733 shares; and Ms. Fields – 2,733. In recognition of Ms. Hensley’s service to the Company, the Company is accelerating the vesting of her grant as of May 9, 2024 on a prorated basis.

(12) Includes unvested restricted shares granted on November 4, 2022. These shares will vest on November 4, 2025 if the respective director is still serving on the Board of Directors of the Company. The Directors have the ability to vote these shares currently. Ms. Hensley – 6,909 shares; Mr. Mellini – 6,909 shares; Mr. Siegel – 6,909 shares; and Ms. Fields – 6,909. In recognition of Ms. Hensley’s service to the Company, the Company is accelerating the vesting of her grant as of May 9, 2024 on a prorated basis.

(13) Includes unvested restricted shares granted on November 8, 2023. These shares will vest on November 8, 2026 if the respective director is still serving on the Board of Directors of the Company. The Directors have the ability to vote these shares currently. Ms. Hensley – 7,537 shares; Mr. Mellini – 8,040 shares; Mr. Siegel – 7,537 shares; Ms. Fields – 7,537; and Mr. Demott – 7,537.

(14) Includes unvested restricted shares granted on July 1, 2021. Mr. Himelstein was granted 30,851 shares of restricted stock under the 2013 Plan, which vest as to 18,510, 6,170 and 6,171 shares on the third, fourth and fifth anniversary of the grant date, respectively. Unvested shares of restricted stock are subject to forfeiture or accelerated vesting under the terms of the 2013 Plan depending on the circumstances. The executive has the ability to vote these shares currently

(15) Includes unvested restricted shares granted on May 31, 2022. These shares will vest on May 31, 2025 if the respective executive is still employed by the Company. The executive has the ability to vote these shares currently. Mr. Koempel has 6,666 shares.

CERTAIN TRANSACTIONS

Director and Officer Liability Insurance

As authorized by Section 607.0850(12) of the Florida Business Corporation Act, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law. Such insurance, in the face amount of $19,500,000, was obtained pursuant to contracts dated May 31, 2023. Under the terms of the corresponding contracts, the Company paid a premium of $259,266.64 for the period from May 31, 2023 through the expiration of the contracts on May 31, 2024. No sums have been paid or sought under any such indemnification insurance.

Related Party Transactions

Our Board of Directors has adopted a written Related Party Transactions Policy, which applies to our (1) directors and officers, (2) beneficial owners, (3) a person who is an immediate family member of or shares a household with someone listed in subsections 1 or 2 above, or (4) an entity, that is either wholly or substantially owned or controlled by someone listed in subsections 1, 2 or 3 above. This policy requires disclosure to either the Company’s general counsel or chief financial officer, and review by the Audit Committee of the material terms of any related party transaction and all the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction. A related party transaction may be approved only if, upon review of all material terms of the transaction, the Audit Committee determines the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

During the time period beginning January 1, 2022 through the date of this proxy statement, there have not been any related party transactions that are required to be disclosed under Item 404 of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE2

The Company’s Audit Committee serves to assist the Board in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The members of the Audit Committee meet the independence and experience requirements of NASDAQ and the Securities and Exchange Commission.

The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and its financial reporting process. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management.

2. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), and SEC Regulation S-X, Rule 2-07 (Communication with Audit Committee).

3. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

BY: Robin Hensley, Paul Mellini, Venita Fields, and Loreen Spencer

2 The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee continues its long-standing practice of recommending that the Board ask the shareholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm. The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2024.

Shareholder ratification of the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Audit Committee and the Board of Directors have elected to seek such ratification as a matter of good corporate practice. If the shareholders do not ratify this appointment, the Audit Committee will consider the appointment of other auditors, but may also decide to retain Grant Thornton LLP as independent registered public accounting firm for 2024. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Company expects representatives of Grant Thornton LLP to be present and available to respond to appropriate questions at the 2024 Annual Meeting. Representatives of Grant Thornton LLP will have the opportunity to make a statement if they so desire.

2022 Change in Auditors

On April 6, 2022, Mayer Hoffman McCann P.C. (“MHM”) informed the Company that it was declining to stand for reappointment to conduct the audit of the Company’s financial statements for the fiscal year ending December 31, 2022. MHM informed the Company that it would continue to perform services for the Company in connection with the fiscal quarter ending March 31, 2022. On April 7, 2022, the Audit Committee of the Company’s Board of Directors accepted the resignation of MHM. MHM’s report on the Company’s consolidated financial statements for the year ended December 31, 2021 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2021, and during the subsequent period through April 6, 2022, there were no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MHM, would have caused MHM to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such periods. During the fiscal year ended December 31, 2021 and during the subsequent period through April 6, 2022, there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v), except as previously disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2021, in which management identified a material weakness in internal control over financial reporting relating to the Company’s accounting for income taxes.

On June 21, 2022, the Audit Committee engaged Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Fees and All Other Fees

The following table sets forth information regarding the aggregate fees billed to the Company by Grant Thornton LLP for 2023 and 2022 and by Mayer Hoffman McCann P.C. for 2022:

Types of Fees	2023	2022

Audit Fees (1)	$1,666,050	$1,879,268	(2)
Audit-Related Fees	-	-
Tax Fees	-	-
Total Fees	$1,666,050	$1,879,268

(1)

Fees for audit services include fees associated with the annual audits, quarterly reviews, audits of internal control over financial reporting, and consents issued in connection with our registration statements filed with the SEC in 2023 and 2022.

(2)	Of the total fees billed for 2022 of $1,879,268, $1,272,000 was billed by Grant Thornton LLP and $607,268 was billed by Mayer Hoffman McCann P.C.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has concluded that Grant Thornton LLP’s provision of the audit and non-audit services described above is compatible with maintaining Grant Thornton LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee's pre-approval policies do not permit the delegation of the Audit Committee's responsibilities to management.

The approval of this proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In order to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024, abstentions will be disregarded and will not be counted as votes for or against such proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a shareholder’s failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of the auditor ratification proposal.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission, including the financial statements and a list of exhibits to the Form 10-K. We will furnish to any such person any exhibit described in the list accompanying the Form 10-K upon the advance payment of reasonable fees. Requests for copies of the Form 10-K and/or any exhibits should be directed to Melinda Barreiro, c/o Superior Group of Companies, Inc., 200 Central Avenue, Suite 2000, St. Petersburg, Florida 33701. Your request must contain a representation that, as of March 14, 2024, you were a beneficial owner of shares entitled to vote at the 2024 Annual Meeting of Shareholders.

You may review our filings with the Securities and Exchange Commission by visiting our website at www.superiorgroupofcompanies.com.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Annual Meeting. If any matter not described herein should be presented for shareholder action at the Annual Meeting, the persons named as proxies in the enclosed proxy card will vote or refrain from voting the shares represented thereby in accordance with their best judgment on such matters after consultation with the Board of Directors.

SHAREHOLDER PROPOSALS FOR

PRESENTATION AT THE 2025

ANNUAL MEETING

In order for proposals of shareholders and shareholder nominations for directors to be eligible for inclusion in our proxy materials relating to the annual meeting of shareholders in 2025, pursuant to SEC Rule 14a-8, they must be submitted in writing to the Company’s Secretary and received by the Company at the Company’s executive offices at 200 Central Avenue, Suite 2000, St. Petersburg, Florida 33701 by November 25, 2024 (unless the date of the 2025 annual meeting is not within 30 days of May 9, 2025, in which case the deadline will be a reasonable time before we begin to print and send the proxy materials for the 2025 annual meeting).

Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy materials for such meeting. Under the advance notice provisions of our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Company at the foregoing address between December 10, 2024 and January 9, 2025 (unless the date of the 2025 annual meeting is not within 25 days of May 9, 2025, in which case such notice must be received by the Company not later than the close of business on the tenth day following the date on which notice of the 2025 annual meeting is first mailed or made publicly known). The procedure for nominating directors is described above under “Director Committees and Meetings – Nomination of Directors.” The proxy solicited by the Board for the 2025 annual meeting will confer discretionary authority to vote on behalf of the persons named in such proxy on any shareholder proposal as to which the Company does not receive timely notice pursuant to the advance notice provisions of our Bylaws described above.

To solicit proxies in support of director nominees other than the Company’s nominees pursuant to SEC Rule 14a-19, a person must provide notice to the Company at its executive offices as set forth above. Such notice must comply with the requirements of SEC Rule 14a-19 and be postmarked or transmitted electronically to the Company at its executive offices no later than March 10, 2025 (unless the date of the 2025 annual meeting is not within 30 calendar days of May 9, 2025, in which case notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting is first made).

All shareholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws, and Florida law.

By Order of the Board of Directors

/s/ Jordan M. Alpert

JORDAN M. ALPERT

Secretary

Dated: March 25, 2024

SUPERIOR GROUP OF COMPANIES, INC.

200 Central Avenue, Suite 2000, St. Petersburg, Florida 33701

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2024

The undersigned shareholder appoints MICHAEL BENSTOCK and MICHAEL KOEMPEL, or any one of them, as proxies with full power of substitution and resubstitution, to vote the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company on May 9, 2024 at 12:00 p.m. Eastern Time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting included herewith, unless otherwise specified. The Annual Meeting of Shareholders will be held virtually.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors, if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2024 Annual Meeting of Shareholders by January 13, 2024, and (z) on other matters which may properly come before the 2024 Annual Meeting of Shareholders and any adjournments or postponements thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Continued and to be signed on reverse side

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held May 9, 2024. The Proxy Statement and our 2023 Annual Report on Form 10-K are available at:

http://www.viewproxy.com/superiorgroupofcompanies/2024

The Board of Directors recommends you vote FOR each of the nominees in the following proposal:

1.	To elect seven (7) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified; and

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Michael Benstock	☐	☐	☐	04 Venita Fields	☐	☐	☐	07 Loreen Spencer	☐	☐	☐
02 Paul Mellini	☐	☐	☐	05 Andrew D. Demott, Jr.	☐	☐	☐
03 Todd Siegel	☐	☐	☐	06 Susan Lattmann	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

2.	To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2024; and ☐ FOR ☐ AGAINST ☐ ABSTAIN	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Please sign, date and return promptly in the enclosed envelope.

Date

Signature

Signature
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

VIRTUAL CONTROL NUMBER
Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

VIRTUAL CONTROL NUMBER

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/ superiorgroupofcompanies/2024/htype.asp and then using your Virtual Control Number printed hereon. Your registration must be received by 11:59 p.m. Eastern Time on May 6, 2024. On the day of the Annual Meeting of Shareholders, if you have properly registered, you may enter the meeting by logging in using the link to the meeting and the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled “Virtual Meeting”.

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone